Section 19(a) Notice

CHICAGO, November 12, 2024 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on October 31, 2024 (ex-date October 31, 2024).

The following table sets forth the estimated amounts of the Fund’s October 2024 monthly distribution and its sources, payable November 12, 2024, together with the cumulative distributions paid from the first day of the fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	October 2024 (MTD)		Year-to-Date (YTD)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.000	0.0%	$0.014	1.5%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.000	0.0%	0.000	0.0%
Return of Capital (or other Capital Source)	0.070	100.0%	0.896	98.5%

Total Distribution	$0.070	100.0%	$0.910	100.0%

As of September 30, 2024
Average annual total return on NAV for the 5 years	4.80%
Annualized current distribution rate as a percentage of NAV(1)	6.52%
Cumulative total return on NAV for the fiscal year	39.70%
Cumulative fiscal year distributions as a percentage of NAV	6.52%

(1)

Calculated based on monthly rate of $0.07 per share. Distributions in fiscal year 2024 may be higher than the annualized rate of $0.84 per share due to a change in the distribution frequency from quarterly to monthly during the fiscal year.

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

10 South Wacker Drive • Suite 1900 • Chicago IL 60606

Section 19(a) Notice

CHICAGO, December 10, 2024 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on November 29, 2024 (ex-date November 29, 2024).

The following table sets forth the estimated amounts of the Fund’s November 2024 monthly distribution and its sources, payable December 10, 2024, together with the cumulative distributions paid from the first day of the fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	November 2024 (MTD)		Fiscal Year-to-Date (YTD)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.037	52.8%	$0.037	52.8%
Net Realized Short-Term Capital Gains	0.024	34.3%	0.024	34.3%
Net Realized Long-Term Capital Gains	0.009	12.9%	0.009	12.9%
Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%

Total Distribution	$0.070	100.0%	$0.070	100.0%

As of October 31, 2024
Average annual total return on NAV for the 5 years	5.38%
Annualized current distribution rate as a percentage of NAV(1)	6.56%
Cumulative total return on NAV for the fiscal year	39.57%
Cumulative fiscal year distributions as a percentage of NAV(1)	7.11%

(1)

Calculated based on monthly rate of $0.07 per share. Cumulative fiscal year distributions for the fiscal year ending October 31, 2024 are higher than the annualized current distribution rate due to a change in the distribution frequency from quarterly to monthly during the fiscal year.

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

10 South Wacker Drive • Suite 1900 • Chicago IL 60606

Section 19(a) Notice

CHICAGO, January 10, 2025 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on December 31, 2024 (ex-date December 31, 2024).

The following table sets forth the estimated amounts of the Fund’s December 2024 monthly distribution and its sources, payable January 10, 2025, together with the cumulative distributions paid from the first day of the fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	December 2024 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$—	0.0%	$0.037	26.4%
Net Realized Short-Term Capital Gains	0.034	48.6%	0.058	41.4%
Net Realized Long-Term Capital Gains	0.036	51.4%	0.045	32.2%
Return of Capital (or other Capital Source)	—	0.0%	—	0.0%

Total Distribution	$0.070	100.0%	$0.140	100.0%

(1)	Fiscal year started November 1, 2024.

As of November 29, 2024
Average annual total return on NAV for the 5 years	8.24%
Annualized current distribution rate as a percentage of NAV	6.02%
Cumulative total return on NAV for the fiscal year	9.65%
Cumulative fiscal year distributions as a percentage of NAV	0.50%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

10 South Wacker Drive • Suite 1900 • Chicago IL 60606

Section 19(a) Notice

CHICAGO, February 10, 2025 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on January 31, 2025 (ex-date January 31, 2025).

The following table sets forth the estimated amounts of the Fund’s January 2025 monthly distribution and its sources, payable February 10, 2025, together with the cumulative distributions paid from the first day of the fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	January 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$—	0.0%	$0.037	17.6%
Net Realized Short-Term Capital Gains	0.022	32.0%	0.080	38.3%
Net Realized Long-Term Capital Gains	0.048	68.0%	0.093	44.1%
Return of Capital (or other Capital Source)	—	0.0%	—	0.0%

Total Distribution	$0.070	100.0%	$0.210	100.0%

(1)	Fiscal year started November 1, 2024.

As of December 31, 2024
Average annual total return on NAV for the 5 years	4.81%
Annualized current distribution rate as a percentage of NAV	6.62%
Cumulative total return on NAV for the fiscal year	0.16%
Cumulative fiscal year distributions as a percentage of NAV	1.10%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

10 South Wacker Drive • Suite 1900 • Chicago IL 60606

Section 19(a) Notice

CHICAGO, March 10, 2025 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on February 28, 2025 (ex-date February 28, 2025).

The following table sets forth the estimated amounts of the Fund’s February 2025 monthly distribution and its sources, payable March 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	February 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$—	0.0%	$0.037	13.2%
Net Realized Short-Term Capital Gains	0.021	30.0%	0.101	36.2%
Net Realized Long-Term Capital Gains	0.049	70.0%	0.142	50.6%
Return of Capital (or other Capital Source)	—	0.0%	—	0.0%

Total Distribution	$0.070	100.0%	$0.280	100.0%

(1)	Fiscal year started November 1, 2024.

As of January 31, 2025
Average annual total return on NAV for the 5 years	4.79%
Annualized current distribution rate as a percentage of NAV	6.57%
Cumulative total return on NAV for the fiscal year	1.50%
Cumulative fiscal year distributions as a percentage of NAV	1.64%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

10 South Wacker Drive • Suite 1900 • Chicago IL 60606

Duff & Phelps Utility and Infrastructure Fund Inc.

Section 19(a) Notice

CHICAGO, April 10, 2025 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on March 31, 2025 (ex-date March 31, 2025).

The following table sets forth the estimated amounts of the Fund’s March 2025 monthly distribution and its sources, payable April 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	March 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.000	0.0%	$0.037	10.6%
Net Realized Short-Term Capital Gains	0.018	25.9%	0.119	34.1%
Net Realized Long-Term Capital Gains	0.052	74.1%	0.194	55.3%
Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%

Total Distribution per common share	$0.070	100.0%	$0.350	100.0%

(1)	Fiscal year started November 1, 2024.

As of February 28, 2025
Average annual total return on NAV for the 5 years	8.17%
Annualized current distribution rate as a percentage of NAV	6.31%
Cumulative total return on NAV for the fiscal year	6.27%
Cumulative fiscal year distributions as a percentage of NAV	2.10%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.